CERTIFICATE OF DESIGNATION
                                       OF
                          TELSCAPE INTERNATIONAL, INC.


     Telscape  International,  Inc. (the "Corporation"), a corporation organized
                                          -----------
and existing under the laws of the State of Texas, certifies that pursuant to the authority contained in Article IV of its Articles of Incorporation, as amended (the "Articles of Incorporation") and in accordance with the provisions
               -------------------------
of Article 2.13 of the Texas Business Corporation Act (the "TBCA"), the Board of
                                                            ----
Directors  of  the  Corporation  (the  "Board  of  Directors")  has  adopted the
                                        --------------------
following resolution which resolution remains in full force and effect on the date hereof.

     RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of Class G Senior Preferred Stock (the "Class G Preferred Stock"), par value $0.001 per share consisting of
       --------------------------
350,000 shares, no shares of which have heretofore been issued by the Corporation, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     Section  1.     Dividends.
                     ---------

          (a)     Priority  of Dividends.  No dividends shall be declared or set
                  ----------------------
aside for the Common Stock or any other class or series (whether now existing or hereafter created) of the Corporation's capital stock, all of which shall rank junior to the Class G Preferred Stock (collectively, the "Junior Stock"), unless
                                                          ------------
prior thereto all accumulated and unpaid dividends or redemption amounts as required under Section 4 hereof on the Class G Preferred Stock shall be declared, set aside and paid. So long as any Class G Preferred Stock remains outstanding, without the prior written consent of the holders of at least sixty-six  and  two-thirds  percent  (66  2/3%)  (a  "Supermajority")  of  the
                                                      -------------
outstanding shares of Class G Preferred Stock, the Corporation shall not, nor shall it permit any of its subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, if at the time of any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of all accumulated and unpaid dividends or redemption amounts as required under
Section 4 hereof on the Class G Preferred Stock or the Corporation has failed to make any redemption of the Class G Preferred Stock required hereunder.

          (b) If the Board of Directors determines to pay dividends due and payable pursuant to this Section 1 in cash, and in the event that funds legally available for distribution of such dividends on any Dividend Payment Date (as defined in paragraph (c) of this Section 1) are insufficient to fully pay the cash dividend due and payable on such Dividend Payment Date to all holders of outstanding Class G Preferred Stock, then all funds legally available for distribution shall be paid ratably in cash to holders of Class G Preferred Stock in accordance with the number of shares of Class G Preferred Stock held by each such holder. Any remaining dividend amount owed to holders of the Class G Preferred Stock shall be accrued in accordance with paragraph (c) of this
Section 1. The holders of the Class G Preferred Stock shall have senior preference and priority to the dividends of the Corporation on any Junior Stock.

          (c)     Stock  Dividend  Rate; Dividend Payment Dates.  Each holder of
                  ---------------------------------------------
Class G Preferred Stock shall be entitled to receive when and as declared by the Board, out of funds legally available therefore, cumulative dividends, in preference and priority to dividends on any Junior Stock that shall accrue daily, and compound quarterly, on each share of the Class G Preferred Stock at the rate of fifteen percent (15%) per annum on the sum of the Liquidation Price (as defined herein) thereof plus all accumulated and unpaid dividends thereon, from and including the date on which such stock was first issued (the "Original
                                                                        --------
Issue  Date") to and including the third anniversary of the Original Issue Date;
-----------
and thereafter at the rate of twenty percent (20%) per annum to and including the date on which such share ceases to be outstanding. The accrued dividends will be appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassifications, mergers, consolidations and other similar events (each, a "Recapitalization Event" and collectively, "Recapitalization
                    -----------------------                     ----------------
Events")  which affect the number of outstanding shares of the Class G Preferred
------
Stock. Accrued dividends on the Class G Preferred Stock shall be payable out of funds legally available therefore quarterly on December 31, March 31, June 30, and September 30 of each year (each a "Dividend Payment Date"), to the holders
                                         ---------------------
of record of the Class G Preferred Stock as of the close of business on the applicable record date. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be fully cumulative and shall accrue on a daily basis based on a 365-day or 366-day year, as the case may be, without regard to the occurrence of a Dividend Payment Date and whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" with respect to any share of Class G Preferred Stock as of the first Dividend Payment Date after the Original Issue Date, or as of any other date after the Original Issue Date that is not a Dividend Payment Date, shall be calculated on the basis of the actual number of days elapsed from and including the Original Issue Date, in the case of the first Dividend Payment Date and any date of determination prior to the first Dividend Payment Date, or from and including the last preceding Dividend Payment Date, in the case of any other date of determination, to and including such date of determination which is to be made, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Dividend Payment Date shall be given in accordance with
Section  4(c).

          (d)     Pro  Rata Declaration and Payment of Dividends.  All dividends
                  ----------------------------------------------
paid  with  respect  to  shares  of the Class G Preferred Stock pursuant to this
Section  1  shall be declared and paid pro rata to all the holders of the shares
                                       --- ----
of  Class  G  Preferred  Stock  outstanding  as  of  the applicable record date.

          (e)     Payment  of Dividends with Additional Shares.  Notwithstanding
                  --------------------------------------------
any other provision of this Section 1, in the sole discretion of the Board of Directors of the Corporation, any dividends accruing on the Class G Preferred Stock may be paid in lieu of cash dividends by the issuance on the applicable Dividend Payment Date, ratably among the holders of Class G Preferred, of that number of additional shares of Class G Preferred Stock (including fractional shares) ("Additional Shares") in an aggregate number equal to (i) the aggregate
           -----------------
amount of the dividend to be paid, including all accumulated and unpaid dividends as of such Dividend Payment Date, divided by (ii) the Stated Value (hereinafter defined) then existing as of such applicable Dividend Payment Date. If and when any Additional Shares are issued under this Section 1(e) for the payment of accrued dividends, such Additional Shares shall be deemed to be validly issued and outstanding and fully-paid and nonassessable, and issued in conformity with all applicable federal and state securities laws. To the extent permitted under the Corporation's existing debt documents, no fractional shares of Class G Preferred Stock shall be issued in payment of dividends pursuant to this Section 1(e). In lieu of a fractional share of Class G Preferred Stock to which the holder would otherwise be entitled, to the extent permitted under the Corporation's existing debt documents, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class G Preferred Stock on the date such dividend is declared as determined in good faith by the Board of Directors of the Corporation.

     Section  2.     Liquidation,  Dissolution  or  Winding  Up.
                     ------------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, any merger or sale of capital stock as a result of which the stockholders of the Corporation do not have a majority of the voting power of the stockholders of the surviving entity, or consolidation of the Corporation with another entity (whether or not the Corporation is the surviving entity) or the sale of substantially all of its assets (each such event, a "Liquidation"), except as provided in paragraph (b)
                              -----------
of this Section 2, the holders of shares of Class G Preferred Stock then outstanding shall be entitled, ratably in proportion to the number of shares of Class G Preferred Stock held by such holders, to be paid out of the assets of the Corporation available for distribution to its stockholders before payment to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $100.00 per share of Class G Preferred Stock (subject to appropriate adjustment for any Recapitalization Events) (as adjusted, the "Stated Value"),
                                                                 ------------
plus an amount equal to all accumulated and unpaid dividends on such share of Class G Preferred Stock since the Original Issue Date thereof as of such time of determination (collectively, the "Liquidation Price" per share). Upon such
                                     ------------------
payment,  the  Class  G  Preferred  Stock  will  be  retired.

          (b) If upon any such Liquidation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class G Preferred Stock the full amount to which they shall be entitled, then the entire assets of the Corporation shall be distributed among the holders of shares of Class G Preferred Stock ratably in proportion to the full amount to which such holders are entitled.

          (c) After the payment of all preferential amounts required to be paid to the holders of Class G Preferred Stock, upon a Liquidation, the holders of shares of the Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

          (d) In the event of a distribution pursuant to this Section 2, such distribution shall be paid in cash or in the event and to the extent that cash is not available for distribution, in securities or property. Whenever such distribution shall be in securities or property other than cash, the value of such securities or property other than cash shall be the fair market value of such securities or other property as determined by the Board of Directors in good faith.

     Section  3.     Voting  Rights.
                     --------------

          (a) Each holder of shares of Class G Preferred Stock shall be entitled to one vote for each whole share of Class G Preferred Stock held by such holder, at each meeting of the shareholders of the Corporation (and for purposes of written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Except as otherwise provided herein or required by law, holders of shares of Class G Preferred Stock shall vote with the holders of shares of Common Stock and any other class of stock of the Corporation entitled to vote and not as a separate class. Holders of shares of the Class G Preferred Stock shall have the right to vote as a class on all matters requiring their vote or approval under, and in the manner set forth in, the TBCA and as provided herein, including voting to elect the Class G Director pursuant to paragraph (c) below. Except as otherwise provided herein, any class vote pursuant to this Section 3 or required by law shall be determined by the holders of a Supermajority of the shares of Class G Preferred Stock as of the applicable record date.

          (b) For so long as any shares of Class G Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal or otherwise change any provision of these Articles of Incorporation, as amended (whether by merger, consolidation or otherwise), the resolutions of its Board authorizing and designating the Class G Preferred Stock, or the preferences, special rights or other powers of the Class G Preferred Stock, in each case so as to affect adversely any of the rights, powers, preferences or privileges of the Class G Preferred Stock, without the written consent or affirmative vote of the holders of at least a Supermajority of the then outstanding shares of Class G Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy. For this purpose, without limiting the generality of the foregoing, amendments, alterations, repeals or other changes to any provision of these Articles of Incorporation, as amended (whether by merger, consolidation or otherwise), considered to affect adversely any of the rights, powers, preferences or privileges of the Class G Preferred Stock shall include, but are not limited to: (i) the creation, authorization, issuance, or increase in the authorized amount of, any preferred stock (except for increases in the authorized amount of and issuance of shares of Class G Preferred Stock solely for the purpose of paying dividends pursuant to Section 1(e) hereof) or any other class or series of any equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, having a preference or priority over or ranking pari passu with the Class G Preferred Stock as to
                               ---- -----
the right to receive dividends or amounts distributable upon Liquidation of the Corporation; (ii) those that reduce the dividend rates on the Class G Preferred Stock or cancel accumulated and unpaid dividends; (iii) those that change the relative seniority rights of the holders of the Class G Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or (iv) those that reduce the amount payable to the holders of the Class G Preferred Stock upon a Liquidation or change the seniority of the liquidation preferences of the holders of the Class G Preferred Stock relative to the rights upon a Liquidation of the holders of any other capital stock of the Corporation.

          (c) In addition to and distinct from the matters described in Sections 3(a) and 3(b) above, the holders of the Class G Preferred Stock shall have the right to elect one individual to be a member of the Board of Directors. So long as TSG owns at least 20% of the Class G Preferred Stock purchased by it pursuant to the Securities Purchase Agreement (as defined herein) (the "TSG
                                                                             ---
Original  Shares"),  TSG  shall  have  the right to designate the director to be
----------------
elected  by the holders of the Class G Preferred Stock (the "Class G Director").
                                                             ----------------
So long as TSG owns at least 20% of the TSG Original Shares, the Class G Director shall be subject to removal only at the request of TSG and in accordance with the TBCA. If TSG for any reason fails to designate anyone to fill any such directorship, such position shall remain vacant until such time as TSG designates a director to fill such position and shall not be filled by resolution or vote of the Board of Directors or the Corporation's other shareholders. At such time as TSG owns less than 20% of the TSG Original Shares, the Class G Director shall be designated by holders of at least a Supermajority of the then outstanding Class G Preferred Stock and shall be subject to removal only at the request of a Supermajority of the Class G Preferred Stock and in accordance with the TBCA; provided, however that if a
                                                     --------  -------
Supermajority of the Class G Preferred Stock for any reason fail to designate a director to fill such position, it shall remain vacant until such time as a Supermajority of the Class G Preferred Stock designate such director to fill such position and shall not be filled by resolution or vote of the Board or Directors or the Corporation's other shareholders.

     For purposes of this Certificate, "TSG" shall mean TSG Capital Fund III, L.P. (together with its Affiliates). "Affiliate" means, with respect to any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, joint stock company, unincorporated organization or government or any agency or political subdivision thereof, or other entity or organization (each, a "Person"), any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.


     Section  4.     Redemption.
                     ----------

          (a)     Mandatory.
                  ---------

     The Corporation shall be required to redeem all of the shares of Class G Preferred Stock on the tenth anniversary of the Original Issue Date at the Liquidation Price then in effect. Upon redemption and payment of the redemption price as provided in this Section 4, the Class G Preferred Stock will be retired.

          (b)     Optional.
                  --------

     At any time on or after the Original Issue Date, the Corporation shall have the right and option to redeem the Class G Preferred Stock, in whole or in part, for amounts determined as follows:

               (i) if redemption occurs on or prior to the first anniversary of the Original Issue Date, the redemption price shall be 115% of the Liquidation Price per share; (ii) if redemption occurs after the first anniversary of the Original Issue Date and on or prior to the second anniversary of the Original Issue Date, the redemption price shall be 110% of the Liquidation Price per share; (iii) if redemption occurs after the second anniversary of the Original Issue Date and on or prior to the third anniversary of the Original Issue Date, the redemption price shall be 105% of the Liquidation Price per share; and (iv) if redeemed thereafter, the redemption price shall be 100% of the Liquidation Price per share.

          (c)     Notice.
                  ------

     The Corporation shall provide each holder of Class G Preferred Stock with a written notice of redemption (the "Redemption Notice"), (addressed to the holder
                                   -----------------
at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall specify (i) the date fixed for redemption; (ii) the redemption price; and (iii) the place the holders of Class G Preferred Stock may obtain payment of the redemption price upon surrender of their certificates, but in any event shall be not later than 60 days following delivery of the Redemption Notice. Whether or not shares are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Liquidation Price without interest upon the surrender of the share certificate. All redemption payments made pursuant to this Section 4 shall be payable in cash.

     Section  5.     Preemptive  Rights.
                     ------------------

          (a) Each holder of the Class G Preferred Stock shall be entitled to a preemptive right to purchase its pro rata share of all or any part of any
                                        --- ----
New Securities (as defined herein) which the Corporation may, from time to time, sell and issue. Such holder's pro rata share, for purposes of this preemptive
                                 --- ----
right, is the ratio that the number of whole shares, as adjusted, such Holder is entitled to purchase pursuant to Warrants issued pursuant to the Warrant Agreement dated as of December ___, 2000, between the Corporation and such Holder, bears to the total number of shares of Common Stock of the Corporation on a fully-diluted basis as of such date.

     For purposes of this Section 5, "fully-diluted basis" shall mean, with reference to common stock of the Corporation at any date as of which the number of shares thereof is to be determined, all shares of the Corporation's common stock outstanding on such date and all shares of the Corporation's common stock issuable in respect of any securities issued by the Corporation exchangeable or convertible into or exercisable for shares of the Corporation's common stock, in each case only if such securities are at that time exchangeable, convertible or exercisable.

          (b) Except as set forth in the next sentence, "New Securities" shall mean any shares of capital stock of the Corporation, including common stock and preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to a registration statement filed with the Commission and declared effective under the Securities Act, (ii) securities issued in connection with the acquisition of another entity by the

Corporation by merger, purchase of substantially all of the assets or other reorganization or in a transaction governed by Rule 145 under the Securities Act, (iii) options exercisable for Common Stock issued to employees, officers, directors or consultants of the Company outstanding as of the Original Issue Date or options reserved for issuance to employees, officers, directors or consultants of the Corporation pursuant to a stock option plan adopted by the Board of Directors as of the Original Issue Date, or thereafter if such new plans are approved by a Supermajority of the holders of Class G Preferred Stock after the Original Issue Date, (iv) shares of Common Stock issued on conversion of outstanding shares of Preferred Stock; (v) shares of Common Stock issued upon exercise of rights, convertible securities or warrants (A) outstanding as of the Original Issue Date or (B) issued in connection with the sale of Class G Preferred Stock under the Securities Purchase Agreement (as defined herein), by and between the Corporation and the holders, pursuant to which the holders purchased the Class G Preferred Stock (the "Securities Purchase Agreement"),
                                                -----------------------------
(vi) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the
                                                               -------- ----
preemptive rights established by this Section 5 shall apply with respect to the initial sale or grant by the Corporation of interests in its capital stock pursuant to such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation.

          (c) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give the holders of the Class G Preferred Stock written notice of its intention, describing the type of New Securities, and the price and terms upon which the Corporation proposes to issue the same. Each holder of Class G Preferred Stock shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata
                                                                        --- ----
share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

          (d) In the event a holder fails to exercise such preemptive right within said 30 day period (each such holder a "Non-Electing Holder"), the
                                                      -------------------
Corporation shall give the holders that have elected to exercise such preemptive right within said 30 day period (each such holder an "Electing Holder") written
                                                       ---------------
notice of each Non-Electing Holder's failure to exercise its preemptive right to purchase its pro rata share of the New Securities (such securities, the
               ---  ----
"Additional  New  Securities").  Each  Electing  Holder shall have ten (10) days
 ---------------------------
from  the  date of receipt of any such notice to elect to purchase up to its pro
                                                                             ---
rata  share  of  the  Additional  New Securities by giving written notice to the
----
Corporation and stating therein the quantity of such New Securities to be purchased.

          (e) In the event any Electing Holder fails to exercise its preemptive right pursuant to paragraph (d) above, the Corporation shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of Additional New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the Additional New Securities not elected to be purchased by Electing Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Corporation notice. In the event the Corporation has not sold the Additional New Securities or entered into an agreement to sell the Additional New Securities within said 60 day period (or sold and issued
Additional New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Corporation shall not thereafter issue or sell any of such Additional New Securities, without first offering such securities in the manner provided above.

          (f) In the event no holders exercise their respective preemptive right pursuant to paragraph (c) above within said 30 day period, the Corporation shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by holders of the Class G Preferred Stock at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Corporation's notice. In the event the Corporation has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Corporation shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.


     Section  6.     Noncompliance.
                     -------------

          (a)     Definition.  An Event of Noncompliance shall have occurred if:
                  ----------

               (i) the Corporation fails to pay or accrue, as the case may be, on any Dividend Payment Date the full amount of dividends then accrued on the Class G Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject;

               (ii) the Corporation fails to redeem the Class G Preferred Stock as required under Section 4(a) or fails to pay the redemption price if it exercises its optional redemption right under Section 4(b), whether or not such redemption is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               (iii) subject to subparagraph (iv) below, the Corporation breaches any provision (other than Section 2.1) of that certain Registration Rights Agreement dated as of December ___, 2000 by and among the Corporation and the holders of the Class G Preferred Stock (the "Registration Rights Agreement")
                                                 -----------------------------
and fails to cure such breach within 45 days of notice thereof (in which case, the Event of Noncompliance shall be deemed to have occurred on the original date of such breach); or

               (iv) the Corporation breaches Section 2.1 of the Registration Rights Agreement.

          (b)     Consequences  of  Events  of  Noncompliance.
                  -------------------------------------------

               (i) If an Event of Noncompliance has occurred, (1) the dividend rate on the Class G Preferred Stock set forth in Section 1(a) shall be deemed to increase immediately by an increment of twelve (12) percentage points and (2) all dividends on the Class G Preferred Stock thereafter shall be paid by the issuance of Additional Shares as set forth in Section 1(e). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists.

               (ii) If any Event of Noncompliance exists, each holder of Class G Preferred Stock shall also have any other rights which such holder is entitled to under the Securities Purchase Agreement or any other contract or agreement with such holder at any time and any other rights which such holder may have pursuant to applicable law.

          (c)     Special  Events  and  Consequences.
                  ----------------------------------

     If (i) the Corporation defaults under any of the Corporation's then existing obligations for borrowed money indebtedness and remains in default for a period of more than ten days after notice thereof has been provided to the Corporation (a "Default"); or (ii) if, as of December 31, 2000, the Corporation shall not have consummated the sale of its businesses and assets generally known as its pre-paid debit calling card business (which are owned and operated primarily by and through the Corporation's subsidiaries, MSN Communications Inc., Overlook Communications, Inc., Communications International Corporation, Galatel, Inc. and World Link Communications Inc.) and its satellite services business (which is owned and operated primarily through the Corporation's subsidiary, Interlink Communications Inc.), for aggregate gross proceeds in excess of $30,000,000 (the "Asset Sale"), the size of the Board of Directors of the Company shall be increased to accommodate two additional members and the holders of the Class G Preferred Stock shall have the right to designate two additional directors to the Corporation's Board of Directors (making the total number of directors elected by the holders of the Class G Preferred Stock three), with TSG, so long as it owns at least 20% of the TSG Original Shares, having the right to designate one of the directors and a Supermajority of the Class G Preferred Stock (other than TSG) having the right to designate the other, and the Company shall take all actions necessary to effect such increase in the size of the Board of Directors; provided, however that at such time as
                                          --------  -------
TSG owns less than 20% of the TSG Original Shares, the Class G Director shall be designated by a Supermajority of the Class G Preferred Stock. The director duly designated to the Board of Directors by TSG in accordance with this Section 6(c) shall be subject to removal only at the request of TSG, so long as it owns at least 20% of the TSG Original Shares, or, at such time as TSG owns less than 20% of the TSG Original Shares, at the request of a Supermajority of the Class G Preferred Stock. The director designated to the Board of Directors by a Supermajority of the Class G Preferred Stock in accordance with this Section 6(c) shall be subject to removal only at the request of a Supermajority of the Class G Preferred Stock. The two directors designated to the Board of Directors in accordance with this Section 6(c) shall relinquish such Board seats 90 days following the date of the consummation of the Asset Sale or the date upon which the Default was cured, whichever is applicable.

     The foregoing was duly adopted by the Board of Directors as of December 1, 2000, pursuant to the provisions of the TBCA.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned as of December 1, 2000.

                                  TELSCAPE  INTERNATIONAL,  INC.



                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                         ACKNOWLEDGMENT

State  of  ________________     )
                                )  ss:
County  of  _______________     )

     On this ___ day of ______________, 2000, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the officer of the entity that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the entity therein named, and acknowledged to me that such entity duly executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.


                                    ____________________________________________
                                    (Notary Public in and for the aforesaid
                                    County and State)

[SEAL]                              My  Commission  Expires  on:

                                    ____________________________________________

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